UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2009

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

2441 High Timbers Drive, Suite 120 The Woodlands, Texas 77380
(Address of principal executive offices and Zip Code)

281.298.9555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See the disclosure set out under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2009, we entered into a Note Purchase Agreement with Global Project Finance AG pursuant to which we issued a $330,000 promissory note. The promissory note bears interest at 10% per annum, is due on demand at any time after April 17, 2010 and may be secured by Global Project Finance against our oil, gas and mineral leases in Phillips and Monroe County, Arkansas, and any wells located on acreage covered by such leases that are owned and operated by our company, right-of-ways and easements and our company’s share of production obtained from such wells, if any.

Our company may prepay the promissory note in whole or in part at any time prior to April 17, 2010 without penalty. In the event that our company completes a subsequent debt or equity financing of $5,000,000 or more prior to April 17, 2010, our company is obligated to repay the promissory note, plus accrued interest, from the proceeds of the financing. In the event that our company defaults on the promissory note, and unless such default is waived in writing by Global Project Finance, Global Project Finance may consider the promissory note immediately due and payable without presentment, demand, protest or notice of any kind. Under such circumstances, interest shall accrue on the principal amount from the date of default at the rate of 16% per annum, or the maximum rate allowed by applicable law, whichever is lower.

On April 29, 2009, we entered into a Note Purchase Agreement with Aton Select Fund Limited pursuant to which we issued a $600,000 promissory note. The promissory note bears interest at 10% per annum, is due on demand at any time after April 29, 2010 and may be secured by Aton Select Fund Limited against our oil, gas and mineral leases in Phillips and Monroe County, Arkansas, and any wells located on acreage covered by such leases that are owned and operated by our company, right-of-ways and easements and our company’s share of production obtained from such wells, if any.

Our company may prepay the promissory note in whole or in part at any time prior to April 29, 2010 without penalty. In the event that our company defaults on the promissory note, and unless such default is waived in writing by Aton Select Fund Limited, Aton Select Fund Limited may consider the promissory note immediately due and payable without presentment, demand, protest or notice of any kind. Under such circumstances, interest shall accrue on the principal amount from the date of default at the rate of 16% per annum, or the maximum rate allowed by applicable law, whichever is lower.

Item 9.01 Financial Statements and Exhibits.

10.1	Note Purchase Agreement dated April 17, 2009, between our company and Global Project Finance AG.

10.2	Promissory Note dated April 17, 2009 of Global Project Finance AG.

10.3	Note Purchase Agreement dated April 29, 2009, between our company and Aton Select Fund Limited.

10.4	Promissory Note dated April 29, 2009 of Aton Select Fund Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

By: /s/ Pierre Mulacek
Name: Pierre Mulacek

Title: Chief Executive Officer
Dated: May 13, 2009